 As filed with the Securities and Exchange Commission on February 4, 2019
Registration No. 333-227223

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

1895 Bancorp of Wisconsin, Inc.
1895 Bancorp of Wisconsin 401(k) Plan
 (Exact Name of Registrant as Specified in Its Charter)

Federal	6036	83-3078306
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

7001 West Edgerton Avenue
Greenfield, WI 53220
(414) 421-8200
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Richard B. Hurd
President and Chief Executive Officer
1895 Bancorp of Wisconsin, Inc.
7001 West Edgerton Avenue
Greenfield, WI 53220
(414) 421-8200
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Kip Weissman, Esq. Marc Levy, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2000

Approximate date of commencement of proposed sale to the public:  Not applicable.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

Sale to the Public Concluded January 8, 2019

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 is filed to deregister 1,078,683 shares of the $0.01 par value common stock of 1895 Bancorp of Wisconsin, Inc. (the “Registrant”), previously registered pursuant to a Registration Statement on Form S-1, as amended (the “Form S-1”), as declared effective on November 6, 2018, and offered pursuant to the terms of the Prospectus dated November 6, 2018 (the “Prospectus”), as filed pursuant to Securities Act Rule 424(b) on November 15, 2018.  The remaining 2,194,505 shares of such common stock have been offered, sold and/or issued in accordance with and as described in the Prospectus, of which 2,145,738 shares were sold in the Registrant’s Subscription Offering and 48,767 shares were issued to 1895 Bancorp of Wisconsin Community Foundation, Inc.

The Registrant has determined that no further shares of such common stock will be offered, sold and/or issued by the Registrant pursuant to the Prospectus.  The Registrant, therefore, requests deregistration of the 1,078,683 unissued and unsold shares of such common stock registered pursuant to the Form S-1 as soon as practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Greenfield, State of Wisconsin on February 4, 2019.

1895 BANCORP OF WISCONSIN, INC.
By: /s/ Richard B. Hurd Richard B. Hurd President and Chief Executive Officer (Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Richard B. Hurd Richard B. Hurd	President, Chief Executive Officer and Director (Principal Executive Officer)	February 4, 2019

/s/ Richard J. Krier Richard J. Krier	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 4, 2019

/s/ Darrell Francis* Darrell Francis	Chairman of the Board	February 4, 2019

/s/ Monica Baker* Monica Baker	Senior Vice President and Director	February 4, 2019

/s/ Joseph Murphy* Joseph Murphy	Director	February 4, 2019

/s/ James Spiegelberg* James Spiegelberg	Director	February 4, 2019

/s/ John Talsky* John Talsky	Director	February 4, 2019

/s/ Gary Zenobi* Gary Zenobi	Director	February 4, 2019

*	Pursuant to Power of Attorney dated September 7, 2018.